UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2014 (July 16, 2014)
USG Corporation (Exact name of registrant as specified in its charter)
Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Restated Certificate of Incorporation of USG Corporation (the “Company”) and the Company’s Amended and Restated By-Laws (the “By-Laws”), the members of the Company’s board of directors (the “Board”) are elected to serve staggered terms and are divided into three classes, with each class being as nearly equal in number as practicable, and with the term of office of one class of Board members expiring at each annual meeting of stockholders. Following the previously disclosed retirement of W. Douglas Ford from the Board, the Board consisted of two directors with terms expiring in 2015, three directors with terms expiring in 2016 and four directors with terms expiring in 2017.

At a meeting of the Board held on July 16, 2014, and in order to ensure that the Board consists of three classes divided as evenly as practicable, Ms. Gretchen R. Haggerty, previously a director with a term expiring in 2017, resigned as a director. Immediately thereafter, Ms. Haggerty was elected as a director with a term expiring in 2015 by the remaining members of the Board. Concurrently with her election as a director with a term expiring in 2015, Ms. Haggerty was also reelected to the Audit Committee and Finance Committee of the Board, which are the two committees of the Board on which Ms. Haggerty had been serving.

Ms. Haggerty’s resignation and reelection were effected solely to reclassify the Board in order to have three classes divided as evenly as practicable. For all other purposes, including director compensation matters, Ms. Haggerty’s service on the Board is deemed to have continued uninterrupted since her initial election to the Board in May 2011. Ms. Haggerty, and the other two directors with a term expiring in 2015, will stand for election at the annual meeting of the Company’s stockholders to be held in May 2015.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On July 16, 2014, the Board amended Article III, Section 2(a) of the Company’s By-Laws, to state that the number of directors constituting the Board shall not be less than eight or more than twelve. Previously, the By-laws provided that the number of directors constituting the Board shall not be less than nine or more than thirteen.

At the same time, the Board also amended Article III, Section 2(d) of the Company’s By-Laws, to provide that in general, no non-employee director shall serve beyond the first annual meeting of stockholders following that director’s 72nd birthday. Previously, the By-laws provided that no non-employee director shall serve beyond the first annual meeting of stockholders following that director’s 70th birthday.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated By-Laws of the Company, dated as of July 16, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By:	/s/Stanley L. Ferguson Name: Stanley L. Ferguson Title: Executive Vice President, General Counsel and Secretary

Date: July 17, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated By-Laws of the Company, dated as of July 16, 2014